Exhibit 10.7.2

AMENDMENT TO LICENSE AGREEMENT

This Amendment to License Agreement (as defined below) is effective as of December 11, 2020 (this “Amendment”).

WHEREAS, Racing Pro League LLC, a Delaware limited liability company (“Pro League” or “Licensee”), and National Association for Stock Car Auto Racing, LLC f/k/a National Association for Stock Car Auto Racing, Inc., a corporation organized under the laws of Florida (“NASCAR” or “Licensor”), entered into that certain License Agreement, effective as of February 11, 2020 (the “License Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the License Agreement.

WHEREAS, Section 17(a) of the License Agreement Terms and Conditions allows the parties to modify the License Agreement if agreed in a signed writing by both Pro League and NASCAR.

WHEREAS, Pro League and NASCAR desire to amend Sections 17(b) and 17(d) of the License Agreement Terms and Conditions.

NOW THEREFORE, in consideration of the mutual covenants contained herein, Licensee and Licensor hereby agree that the License Agreement shall be amended as follows:

1.	Recitals. All of the recitals contained herein are true and correct and are incorporated herein by this reference.

2.	Amendment.

Section 17(b) of the License Agreement Terms and Conditions is hereby amended by adding a new sentence in the end of such Section 17(b) as follows: “Notwithstanding anything to the contrary set forth herein or any other document, Licensee and/or its direct and indirect parent entities shall have the right to disclose this Agreement, any amendments or modifications thereto, and their respective terms and conditions as required by the applicable securities laws, rules and regulations, provided that Licensee and/or its direct and indirect parent entities seek confidential treatment of certain business terms and proprietary information of the Agreement as mutually agreed upon by the parties.”

Section 17(d) of the License Agreement Terms and Conditions is hereby amended and replaced in its entirety as follows: “This Agreement is personal to Licensee, and Licensee shall not sublicense, franchise, or otherwise transfer any of its rights, except as permitted under this Agreement. Neither this Agreement nor any of each Party’s rights shall be sold, transferred or assigned by such Party without the other Party’s prior written approval, and no rights shall devolve by operation of law or otherwise upon any assignee, receiver, liquidator, trustee or other Party. Any attempted transfer in violation of this section shall be null and void. Further, any assignment or attempted assignment pursuant to the change of control of Licensee or merger or the sale of stock, assets or business of Licensee shall not be effective without the prior written consent of Licensor, which shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon any approved assignee or successor of a Party and shall inure to the benefit of the other Party, its successors and assigns; provided, however, that any such approved transfer shall not relieve a Party of its obligations hereunder to the other Party. Notwithstanding the foregoing and anything herein to the contrary, Licensee shall be permitted to freely assign, sell and/or transfer its rights to: (i) Licensee’s current members (the “Licensee Parties”), and/or (ii) any member of one of the Licensee Parties, so long as such member is, at the time of the assignment, sale and/or transfer, an owner in good standing of a NASCAR Cup Series charter agreement. However, and notwithstanding the foregoing, Licensor shall have a thirty (30) day right to terminate this Agreement in the event of a potential conflict due to the assignment, sale or transfer of Licensee’s rights to a member of one of the Licensee Parties who was not a member of either of the Licensee Parties as of April 3, 2019 (i.e., Chip Ganassi Racing, Penske Racing South, Richard Childress Racing, Roush Fenway Racing, Hendrick Motorsports, Germain Racing, Leavine Family Racing, Stewart-Haas Racing, Richard Petty Motorsports, Joe Gibbs Racing, Circle Sport/Go Fas (CSGFR, LLC), JTG Racing, and Wood Brothers Racing).”

3.	Limited Effect. Except as expressly amended and modified by this Amendment, the License Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

4.	Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with and governed by the internal laws of the State of North Carolina without regard to principles of conflicts of law.

5.	Counterparts. This Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

[Signatures are on following page.]

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IN WITNESS WHEREOF, the parties to this Amendment have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first set forth above.

LICENSOR:		LICENSEE:

NATIONAL ASSOCIATION FOR STOCK CAR AUTO RACING, LLC		RACING PRO LEAGUE, LLC

By:	/s/ Paul Sparrow	By:	704Games Company, its Managing Member
Print name:	Paul Sparrow	By:	/s/ Dmitry Kozko
Title:	Managing Director	Print name:	Dmitry Kozko
		Title:	CEO

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